UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Hennessy Capital Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

On February 17, 2015, Hennessy Capital Acquisition Corp. (the “Company”) issued the following press release with respect to the proposed business combination transaction involving the Company and School Bus Holdings Inc., which, through its subsidiaries, conducts its business under the “Blue Bird” name:

HENNESSY CAPITAL ACQUISITION CORP. ANNOUNCES AGREEMENT IN PRINCIPLE BY COLISEUM

CAPITAL MANAGEMENT TO PURCHASE $25 MILLION OF COMMON STOCK AND $10 MILLION OF

PREFERRED STOCK

Purchases will help consummate the Blue Bird acquisition

HOUSTON, TEXAS – February 17, 2015 - Hennessy Capital Acquisition Corp. (NASDAQ: HCAC, HCACU, HCACW) (“HCAC” or the “Company”) today announced that it has reached an agreement in principle with Coliseum Capital Management, LLC (“Coliseum”), pursuant to which Coliseum would purchase $25 million in shares of common stock and $10 million in shares of preferred stock at or prior to the closing of the Company’s previously announced acquisition of School Bus Holdings, Inc., which, through its subsidiaries, conducts its business under the “Blue Bird” name (the “Business Combination”). The net proceeds from the sale of preferred stock, and any common stock issued in a private placement to Coliseum, will be used to finance a portion of the cash purchase price in the Business Combination.

The agreement in principle contemplates that Adam Gray, a managing partner of Coliseum Capital Management, will become a member of the board of directors effective as of the closing of the Business Combination. Assuming approval of the charter proposals at the HCAC special meeting of stockholders to be held on February 20, 2015 (the “Special Meeting”), Mr. Gray will be appointed to serve as a Class II director until the 2016 annual meeting of stockholders. Kevin Charlton, President and Chief Operating Officer of HCAC and a current HCAC director, has agreed to resign from the HCAC board effective as of the closing of the Business Combination in order to make a position available for Adam Gray.

Adam Gray is a managing partner of Coliseum Capital Management, a private firm that makes long-term investments in both public and private companies, which he co-founded in December 2005. He also serves as non-executive Chairman of Redflex Holdings Limited and on the boards of directors of both New Flyer Industries, Inc. and Uno Restaurant Holdings Corporation. Mr. Gray served on the board of directors of DEI Holdings, Inc. from February 2009 until its sale in June 2011, and on the board of directors of Benihana Inc. from September 2010 until its sale in August 2012. Previously, he held executive positions at Burger King Corp and Metromedia Restaurant Group.

HCAC also expects to enter into a registration rights agreement that will provide for the registration of the common stock issuable to Coliseum, if any, and the preferred stock, including the common stock into which the preferred stock is convertible, subject to customary terms and conditions.

The preferred stock and common stock issuable to Coliseum are to be offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Such common stock, preferred stock and the shares of Company common stock into which the preferred stock is convertible have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Hennessy Capital Acquisition Corp.

Hennessy Capital Acquisition Corp. is a special purpose acquisition company (SPAC) founded by Daniel J. Hennessy and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s acquisition and value creation strategy will be to identify, acquire and, after its initial business combination, to build, a diversified industrial manufacturing or distribution business.

About Blue Bird

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Additional Information about the Business Combination

HCAC has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Business Combination and other matters and, beginning on January 21, 2015, mailed the definitive proxy statement and other relevant documents to HCAC stockholders as of the January 2, 2015 record date for the Special Meeting. HCAC stockholders and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including the supplement to the definitive proxy statement, dated February 10, 2015) that have been or will be filed with the SEC in connection with HCAC’s solicitation of proxies for the Special Meeting because these documents will contain important information about HCAC, School Bus Holdings Inc. and the Business Combination. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC (including the supplement to the definitive proxy statement, dated February 10, 2015), without charge, at the SEC’s website located at www.sec.gov or by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

HCAC and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the HCAC stockholders in respect of the Business Combination and the other matters set forth in the definitive proxy statement. Information regarding HCAC’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in HCAC’s definitive proxy statement for the Business Combination, which has been filed with the SEC.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that HCAC expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by HCAC in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including stockholder and other approvals, the ability of HCAC and Coliseum to agree upon the terms of definitive documentation reflecting their agreement in principle, the performances of HCAC and Blue Bird, the ability of the combined company to be successful in its appeal of the delisting determination by the staff of the Listing Qualifications Department of the Nasdaq Stock Market and to meet the Nasdaq Capital Market’s listing standards, including having the requisite number of stockholders, and the risks identified in HCAC’s prior and future filings with the SEC (available at www.sec.gov), including HCAC’s definitive proxy statement filed in connection with the Business Combination (and the supplement to the definitive proxy statement, dated February 10, 2015) and HCAC’s final prospectus dated January 16, 2014. These statements speak only as of the date they are made and HCAC undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release.

Contact:

Kevin Charlton	Daniel J. Hennessy

+1 (917) 743-8084	+1 (312) 876-1956

kcharlton@hennessycapllc.com	dhennessy@hennessycapllc.com

Source: Hennessy Capital Acquisition Corp.